UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

GEE GROUP, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

GEE Group, Inc. f/k/a/ General Employment Enterprises, Inc. (the “Company”), Triad Personnel Services, Inc.(“TPS”), Business Management Personnel, Inc.(“BUMPS”), BMPS, Inc.(“BMPSOH”), BMCH, Inc.(“BMCH”), BMCHPA, Inc.(“BMCHPA”), Triad Logistics, Inc.(“Triad”), Scribe Solutions, Inc.(“Scribe”), Agile Resources, Inc. (“Agile”), Access Data Consulting Corporation (“Access Data”) and Paladin Consulting, Inc., (“Paladin” and collectively with the foregoing, the ”Borrower”), and ACF FINCO I LP, f/k/a Keltic Financial Partners II, LP (“Lender”) entered into a Ninth Amendment, Consent and Waiver dated as of September 27, 2016 (the “Amendment”) to the Loan and Security Agreement dated September 27, 2013, as amended by a First Amendment effective as of December 31, 2013, by a Second Amendment effective as of December 3, 2014, by a Third Amendment, Consent and Waiver effective as of April 1, 2015 and by a Fourth Amendment, Consent and Waiver effective as of June 15, 2015, by a Fifth Amendment, Consent and Waiver dated as of August 1, 2015, by a Sixth Amendment, Consent and Waiver dated as of September 18, 2015, by a Seventh Amendment, Consent and Waiver effective as of October 4, 2015 and by an Eighth Amendment Consent and Waiver effective as of January 1, 2016 by and among the Borrower and the Lender (as so amended, the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”). Pursuant to the Amendment, the Lender agreed (i) to decrease the annual Facility Fee (as defined in the Credit Agreement) payable by Borrower on the total Revolving Credit Limit (as defined in the Credit Agreement) to 0.75% , (ii) to allow the Borrower to make certain prepayments of amounts owed under the Amended Credit Agreement and the other loan documents on or prior to September 27, 2018, (iii) to amend the provision regarding liquidated damages payable by Borrower in the event of any early termination of the revolving credit line under the Amended Credit Agreement such that Borrower shall pay liquidated damages to Lender in an amount equal to the Revolving Credit Limit multiplied by (X) two percent (2.00%) if such prepayment, repayment, demand or acceleration occurs prior to September 28, 2017, and (Y) one percent (1.00%) if such prepayment, repayment, demand or acceleration occurs on or after September 28, 2017, (iv) to change the minimum EBITA (as defined in the Amended Credit Agreement) thresholds required to be maintained by the Company as of and for (A) the twelve consecutive calendar month period ended September 30, 2016 to be less than $3,241,000, (B) the twelve consecutive calendar month period ended December 31, 2016 to be less than $3,800,000, (C) the twelve consecutive calendar month period ended March 31, 2017 to be less than $4,200,000, (D) the twelve consecutive calendar month period ended June 30, 2017 to be less than $4,600,000, (E) the twelve consecutive calendar month period ended September 30, 2017 to be less than $5,000,000 and (F) for any period commencing on or after October 1, 2017, no less than such amounts as are established by Lender for such period based on the annual financial projections delivered by Borrower to Lender, (v) to extend the Revolving Credit Termination Date to the earliest to occur of (a) September 27, 2018, (b) the date Lender terminates the Revolving Credit pursuant to the terms of the Amended Credit Agreement, and (c) the date on which repayment of the Revolving Credit, or any portion thereof, becomes immediately due and payable pursuant to the terms of the Amended Credit Agreement, (vi) to amend the definition of EBITDA and (vii) to change the Revolving Credit Rate to a fluctuating rate that, when annualized, is equal to the greatest of (A) the Prime Rate plus one and one half percent (1.50%), (B) the LIBOR Rate plus four and one half percent (4.50%), and (C) four and three quarters percent (4.75%).

In connection with its execution of the Amended Credit Agreement, the Borrower executed and delivered an Amended and Restated Revolving Credit Note dated as of September 27, 2016. Also in connection with its execution of the Amended Credit Agreement, the Borrower and the Lender executed and delivered a Reaffirmation Agreement effective as of September 27, 2016 (the “Reaffirmation Agreement”) pursuant to which, among other things, the Borrower reaffirmed its obligations to Lender under each of the Loan Documents ( as defined in the Reaffirmation Agreement), the Validity Agreement (as defined in the Reaffirmation Agreement) and the Guaranty Agreement ( as defined in the Reaffirmation Agreement) and the Subordination Agreement (as defined in the Reaffirmation Agreement).

Copies of the Amendment, the Amended and Restated Revolving Credit Note and the Reaffirmation Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The descriptions of the Amendment, the Amended and Restated Revolving Credit Note and the Reaffirmation Agreement contained in this Current Report on the Form 8-K are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3.

2

Item 2.03 Creation of a Direct Financial Obligation.

The information contained in Item 1.01 of this Form is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Ninth Amendment, Consent and Waiver dated as of September 27, 2016 (the “Amendment”) to the Loan and Security Agreement dated September 27, 2013 by and among the Borrower and ACF FINCO I LP, as Lender

10.2	Form of Amended and Restated Revolving Credit Note dated as of September 27, 2016

10.3	Reaffirmation Agreement dated as of September 27, 2016 by and among the Borrower and ACF FINCO LLP, as Lender

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC.

Date: September 29, 2016	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

4